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                        Amendment to Employment Agreement



This Amendment is entered into as of January 2, 2002 by and between ICT Group, Inc, a Pennsylvania corporation (hereinafter called "Company") and Vincent M. Dadamo an individual (hereinafter called "Employee").

Whereas, Company and Employee have entered into that certain employment agreement dated May 25, 1999 (hereinafter the "Employment Agreement"); and

Whereas, in consideration of the continued employment of Employee, and deeming it to be in Company's best interest, Company and Employee now wish to amend a certain provision of the Employment Agreement.

Now, therefore in consideration of the covenants and promise contained herein, and intending to be legally bound hereby, Company and Employee hereby agree as follows:

     1. Section 6 (a), Post-Termination Payments: Section 6 (a) of the Employment Agreement is hereby amended by deleting Section 6 (a) in its entirety and replacing it with a new Section 6 (a) to read as follows:
        "(a) If Employee is terminated by Company pursuant to Paragraph 10 hereof, Company shall pay to Employee a monthly severance payment in an amount equal to Employee's monthly salary at the time of termination for twelve (12) months."
     2. Effective Date: The change to the Employment Agreement set forth in this Amendment shall become effective on January 2, 2002.
     3. No Other Changes: Except as set forth herein, the Employment Agreement shall remain unchanged and in full force and effect.

In Witness Whereof, the parties hereto have executed this Amendment as of the date and year first above written.



ICT Group, Inc.                             EMPLOYEE

By:                                         Signature
    ----------------------------                      --------------------------

Name:                                       Name:
     ---------------------------                 ------------------------------
Title: Chief Executive Officer